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                                                                  Exhibit 10.24

                               DIALYSIS PROGRAM
                             MANAGEMENT AGREEMENT


THIS AGREEMENT is made effective this 1st day of March, 1996 ("Effective Date") by and between The Cleveland Clinic Foundation, an Ohio non-profit corporation, and Renal Care Group, Inc., a Tennessee corporation ("Management Company").

                                 WITNESSETH:

        WHEREAS, Management Company is engaged in the business of managing dialysis units; and

        WHEREAS, The Cleveland Clinic Foundation desires that Management Company manage its current outpatient dialysis services program ("UNIT") pursuant to this Agreement; and

        WHEREAS, Management Company agrees to manage the UNIT under the name, The Cleveland Clinic Foundation;

        NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained in this Agreement, The Cleveland Clinic Foundation and Management Company agree as follows:

                         I.  AUTHORITY OF THE PARTIES

        1.1 Ultimate Control. The Cleveland Clinic Foundation shall at all times exercise ultimate authority and control over the policies and assets of the UNIT, and shall retain the ultimate authority and responsibility regarding the powers, duties, and responsibilities vested in The Cleveland Clinic Foundation with respect to the UNIT by applicable law and regulations. In accordance with the intent of the parties, Management Company shall, subject to the approval of The Cleveland Clinic Foundation, establish general administrative policies which shall be carried out by Management Company as specified under this Agreement.

        1.2 Grant of Day-to-Day Management Authority. Subject to the foregoing, and to supervision of all professional medical care by the Medical Director as provided below, The Cleveland Clinic Foundation hereby grants and delegates to Management Company the authority to supervise and manage the day-to-day operations of the UNIT and to perform the specific functions set out in this Agreement. The Cleveland Clinic Foundation shall cooperate with Management Company in order to facilitate Management Company's efficient performance of its management responsibilities under this Agreement.
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     1.3     Relationship of the Parties.  The parties hereto intend by this
Agreement solely to effect the appointment of Management Company for administrative management of UNIT as described herein, and does not extend to or involve any other activities of either The Cleveland Clinic Foundation or Management Company, except as set forth in Section 1.4 herein. No other relationship is intended to be created between the parties hereto and nothing in this Agreement shall be construed as to make either party hereto the employer or employee of the other, agent or principal of the other, the joint venturer or partner of the other, or have the right to, or control of, or in any manner conduct the other's business; other than as is herein explicitly provided.

     1.4 Exclusivity. Without the prior consent of The Cleveland Clinic Foundation, Management Company shall not provide outpatient dialysis management services other than to The Cleveland Clinic Foundation during the term of this Agreement within the area outlined on Exhibit A attached hereto and made a part hereof; provided, however, that this shall not prohibit the Management Company from providing such services to MetroHealth System (which shall include its affiliated entities) in Cleveland, Ohio.

                           II. MANAGEMENT PERSONNEL

     2.1     Administrator.

          2.1.1 Management Company shall hire and appoint an administrator for the UNIT ("Administrator"), who shall be an employee of Management Company. Notwithstanding the above, the appointment of the Administrator shall be subject to the approval of The Cleveland Clinic Foundation.

          2.1.2 The Administrator shall have general day-to-day responsibility for the management of the UNIT, other than those duties specifically delegated to the Medical Director pursuant to this Agreement.


     2.2     Medical Director.

          2.2.1 The Cleveland Clinic Foundation, on the recommendation of the Director of the Division of Nephrology at The Cleveland Clinic Foundation, shall hire or retain and appoint, and may remove, the Medical Director of the UNIT, who shall be and remain an employee of The Cleveland Clinic Foundation.

          2.2.2 The Medical Director shall supervise all professional medical services performed in the UNIT and shall undertake overall coordination of utilization review, quality assurance, and related functions as directed by The Cleveland Clinic Foundation. The Medical Director may perform other duties as The Cleveland Clinic Foundation may deem appropriate, and which do not interfere with the performance of the Medical Director's duties under this agreement. The Cleveland Clinic Foundation shall be responsible for the


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compensation, including fringe benefits, expenses, including professional liability insurance, and other support and operating costs of the Medical Director.
     2.3 Other Personnel. The Cleveland Clinic Foundation and Management Company each shall, at its sole expense, employ, pay, and supervise some other personnel reasonably necessary to perform each party's duties under this Agreement, and in such party's discretion may remove and/or reassign such other personnel, and locate such personnel at such places as are appropriate.
Subject to the prior approval of the Medical Director and in accordance with the terms of the Annual Operating Plan, as further described in Section 3.2, the Management Company shall provide certain personnel, such as registered nurses, for patient care purposes (hereinafter "Management Company Patient Care Personnel"). The Cleveland Clinic Foundation and Management Company shall each be responsible for the compensation, including fringe benefits, expenses, and other support and operating costs of the personnel it employs; provided, however, that Management Company shall be reimbursed by The Cleveland Clinic Foundation, as set forth in the Annual Operating Plan, approved by The Cleveland Clinic pursuant to Section 3.2 hereon, for the cost of the Management Company Health Care Personnel assigned to and performing services at the Unit.

     2.4 In the event either party reasonably determines that any personnel provided by the other party should be terminated or re-assigned as a result of lack of competence, conduct or behavior detrimental to patient care, the party employing such individual shall promptly review such determination and make reasonable best efforts to take appropriate personnel action, in accordance with its customary personnel policies and procedures.

                         III. ADMINISTRATIVE SERVICES

     3.1 General Responsibilities and Services. Management Company shall perform those services as set forth in this Article III, and all related functions as are reasonably necessary for the effective management of the operations of the UNIT. Management Company shall establish operational policies for the UNIT, subject to The Cleveland Clinic Foundation's approval, and shall implement those policies. Management Company shall perform its services diligently in accordance with generally recognized standards of good management in the health care industry relating to dialysis centers, in the reasonable exercise of Management Company's judgment, and in accordance with performance standards to be developed by Management Company and updated annually, which standards will be subject to the review and approval of The Cleveland Clinic Foundation. Nothing in this Agreement shall be construed to require or permit the practice of medicine by Management Company or any employee thereof.

     3.2 Preparation and Adoption of Annual Operating Plan. Management Company shall prepare, for The Cleveland Clinic Foundation's approval, an annual operating plan ("Annual Operating Plan") for each fiscal year or part thereof during which this Agreement is in effect. The Annual Operating Plan shall set out major operating objectives and anticipated revenues and expenses of the UNIT and will be presented to The Cleveland Clinic


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Foundation for its acceptance, rejection, or modification not later than three
(3) months prior to the beginning of each fiscal year, except that the first Annual Operating Plan shall be presented to The Cleveland Clinic Foundation prior to the execution of this Agreement. After the Annual Operating Plan has been modified to incorporate any changes made by The Cleveland Clinic Foundation, and subject to the provisions of this Agreement, it shall serve as a guide for the operation of the UNIT. The Annual Operating Plan will include information with respect to the UNIT's major business objectives, anticipated revenues and expenses, capital expenditures, cash flow, enrollment and staffing projections, and a discussion of anticipated changes, if any, in utilization, patient charges, and other significant criteria identified by The Cleveland Clinic Foundation. Management Company may, from time to time, propose modifications to the Annual Operating Plan which it deems necessary or advisable, which modifications shall be incorporated into the Annual Operating Plan upon approval by The Cleveland Clinic Foundation. The Cleveland Clinic Foundation may also, from time to time, propose modifications to the Annual Operating Plan which it deems necessary and advisable, which modifications shall, after consultation with Management Company, be incorporated into the Annual Operating Plan.

        3.3 Billing and Collection of Accounts. Management Company shall, at its expense, design, implement and maintain a billing and collection system and procedures appropriate to the UNIT's operations using the UNIT's End State Renal Dialysis ("ESRD") Number. These procedures shall be in accordance with billing and collection policies approved by The Cleveland Clinic Foundation. Management Company shall supply directly to The Cleveland Clinic Foundation all patient billing and collection data produced or administered by Management Company. The Cleveland Clinic Foundation shall retain sole authority to bill and to take prompt action to collect accounts owed to the UNIT in The Cleveland Clinic Foundation's or the UNIT's name and on The Cleveland Clinic Foundations' behalf, and to take possession of and endorse in The Cleveland Clinic Foundation's name any cash, notes, checks, money orders, insurance payments, and other instruments received in payment for services rendered by the UNIT.

        3.4     Deposit and Disbursement of Funds.

                3.4.1 Management Company shall promptly deposit all funds it receives on behalf of The Cleveland Clinic Foundation in federally-insured accounts established by The Cleveland Clinic Foundation in The Cleveland
Clinic Foundations's name with banks or other appropriate depository institutions. Management Company shall pay for all operating expenses of the UNIT as set forth in the Annual Operating Plan approved by The Cleveland Clinic Foundation, and shall be reimbursed by The Cleveland Clinic Foundation on an actual cost basis for all approved expenditures. Management Company shall request reimbursement from The Cleveland Clinic Foundation on a fortnightly or less frequent basis and shall accompany each request for reimbursement with an itemized statement of the actual expenditures to be reimbursed. Disbursements for approved expenses must be supported by vouchers, receipts, or other reasonable records duly approved by the Administrator or his/her


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delegate, and Management Company shall provide copies of these to The Cleveland
Clinic Foundation upon request.

     3.5 Accounting Records and Reports. Management Company shall implement and maintain an appropriate accounting system adequate for the UNIT's needs and shall cause to be delivered to The Cleveland Clinic Foundation monthly unaudited financial statements for the UNIT. These statements shall be prepared on an accrual basis in accordance with generally accepted accounting principles. These financial statements shall be delivered to The Cleveland Clinic Foundation on or before the tenth (10) business day of the following month, commencing March, 1996. Management Company will also prepare and deliver to The Cleveland Clinic Foundation such other reports as are necessary to manage the UNIT including, but not limited to, quarterly service reports (analyzing the utilization and cost of dialysis services and supplies provided, and quarterly billing reports. Within twelve (12) days after the end of each Cleveland Clinic Foundation's fiscal year, Management Company shall prepare and deliver to The Cleveland Clinic Foundation unaudited financial statements. Any financial books and records of the Management Company that relate to its operation of the UNIT shall be available for inspection by The Cleveland Clinic Foundation or its delegates during normal business hours or otherwise upon reasonable notice. With respect to all such reports and financial statements, Management Company shall be entitled to supplement such reports and financial statements from time to time as deemed necessary by Management Company.

     3.6 Ancillary and Other Agreements. On behalf of The Cleveland Clinic Foundation, Management Company shall negotiate and enter into such administrative agreements, with terms not exceeding one (1) year (unless a longer term is approved in writing by The Cleveland Clinic Foundation prior to execution), as Management Company reasonably deems necessary or advisable for the furnishing of utilities, services, concessions, and non-physician services and supplies for the maintenance and operation of the UNIT, other than those directly provided by Management Company hereunder.

     3.7 Other Agreements. Except as provided in the approved Annual Operating Plan or as otherwise specifically provided herein, Management Company shall not enter into any contracts, agreements, leases, debts, obligations, or legal commitments on behalf of The Cleveland Clinic Foundation or make any capital expenditure involving an expense in excess of $10,000 on behalf of the UNIT, or dispose of any asset of the UNIT having a value of more than $10,000, except as approved in writing prior to execution by The Cleveland Clinic Foundation.

     3.8 Limitation of Contractual Liability. In the event this Management Agreement is terminated by either party as set forth in Section VIII, The Cleveland Clinic Foundation's sole liability under agreements entered into by Management Company pursuant to Sections 3.6 and 3.7 shall be limited to payment for all supplies and services received and accepted by The Cleveland Clinic Foundation. In addition, the Management Company shall, upon request from The Cleveland Clinic Foundation, use its best efforts to promptly terminate such


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agreements.  Upon receipt of payment for such supplies and services, Management
Company shall hold The Cleveland Clinic Foundation harmless for any other claims or liabilities alleged or brought by third parties related to such agreements.

     3.9 Regulatory Requirements. Management Company shall prepare and submit on behalf of the UNIT all necessary reports and filings, including cost and utilization reports, supporting data and other material required in connection with reimbursement under Medicare, Medicaid, Nationwide Insurance Company, and other third-party payment contracts and programs in which the UNIT may from time to time participate. In addition, Management Company shall take all other appropriate actions necessary for regulatory compliance or otherwise advisable in order that The Cleveland Clinic Foundation be in compliance with any requirements of local, state, or federal agencies having jurisdiction over the UNIT's operations, or in order to comply with requirements of payors, provided that Management Company shall consult with The Cleveland Clinic Foundation on an ongoing basis concerning these functions and compliance.

                IV. DUTIES OF THE CLEVELAND CLINIC FOUNDATION
                            AND MANAGEMENT COMPANY

     4.1 Data and Information. The Cleveland Clinic Foundation shall provide to Management Company without charge all necessary and relevant data and information in the possession of The Cleveland Clinic Foundation as shall be reasonably required or requested by Management Company in order to enable it to perform its duties hereunder.

     5.1 Amount of Compensation. In consideration of the services to The Cleveland Clinic Foundation to be provided by Management Company pursuant to this Agreement, Management Company will receive a monthly management fee of Seventy-Six Thousand, Seven Hundred and Thirty-Nine Dollars ($76,739.00) for each contract month of this Agreement. Such fee represents payment to Management Company for the general and administrative overhead and executive management of Management Company. In addition, The Cleveland Clinic Foundation shall reimburse Management Company for the approved actual operating expenses of the UNIT as set forth in the Annual Operating Plan approved by The Cleveland Clinic Foundation pursuant to Section 3.2 hereof. The management fee shall be paid in monthly installments, payable on or before the tenth (10th) business day of the following month, commencing as of the Effective Date.





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                        VI. OWNERSHIP OF WORK PRODUCT

        6.1     Work Product

                6.1.1 All operating procedures, protocols, information systems, operating data, patient lists, computer data base, reports, and other non-public proprietary business systems or information pertaining to or owned by The Cleveland Clinic Foundation used or obtained by Management Company in performing its management activities under this Agreement, with respect to the UNIT, shall be and remain the exclusive property of The Cleveland Clinic Foundation. All operating procedures, protocols, information systems, computer data base programs, and other non-public proprietary business systems or information not uniquely pertaining to The Cleveland Clinic Foundation, that are or were created, developed, or obtained by Management Company from sources other than The Cleveland Clinic Foundation shall be the exclusive property of Management Company. Management Company acknowledges that any and all Cleveland Clinic Foundation business, patient or financial data residing in any Management Company database or information system is, and shall remain, the exclusive property of The Cleveland Clinic Foundation.

                6.1.2 Management Company shall not disclose or use for any other purpose other than for the performance of its obligations hereunder any confidential or proprietary data, reports, or other information or materials concerning The Cleveland Clinic Foundation, the UNIT, or its products or services without the prior written consent of The Cleveland Clinic Foundation, except as otherwise required by law or regulation applicable to The Cleveland Clinic Foundation or Management Company.

        6.2.    Licensure of Service Mark.

                6.2.1 Management Company acknowledges The Cleveland Clinic Foundation's exclusive right, title, and interest in and to the trade names and service marks related to The Cleveland Clinic Foundation, and all related names, symbols, trade names, and service marks now owned by The Cleveland Clinic Foundation (the "Marks"). The Marks will not be altered or changed by Management Company without the prior written approval of The Cleveland Clinic Foundation. Management Company shall use the Marks only on connection with the operation and management of the UNIT, and in a manner which shall be subject to the prior approval of The Cleveland Clinic Foundation. The parties agree that violations of this Section will result in irreparable harm and that, in addition to any other rights and remedies provided by law, The Cleveland Clinic Foundation shall be entitled to injunctive relief to enforce Management Company's obligations under this Section.

                6.2.2 With The Cleveland Clinic Foundation's prior written approval, the Management Company may, on a non-exclusive basis, use the Marks in Management Company's service area in connection with the operation of the UNIT while this Agreement remains in effect. The Cleveland Clinic Foundation shall have the right to use the marks on its own behalf as well.




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                6.2.3     The Cleveland Clinic Foundation shall defend or settle
at its expense any litigation or claim which may be instituted against The Cleveland Clinic Foundation insofar as such litigation or claim solely contests the ownership of the Marks.

                        VII.  INSURANCE AND INDEMNIFICATION

        7.1 Each party (the"Indemnitor") shall indemnify, save and hold harmless the other party (the "Indemnitee") from and against any and all judgments, damages, costs and expenses, including reasonable attorney's fees, paid or incurred by the Indemnitee in any claim, action or proceeding for damage to property, injury or death to person, or otherwise, arising solely out of the proven negligent acts or omissions of Indemnitor in Indemnitor's performance under this Agreement. Indemnitee obligations as set forth in the preceding sentence are conditioned upon (i) Indemnitee promptly notifying Indemnitor of any claim, demand or action, or any incident of which Indemnitee has actual and constructive knowledge, which may reasonably result in a claim, demand or action, and for which Imdemnite will look to Indemnitor for indemnification under this Section, (ii) Indemnitee, its directors, officers, employees and servants, shall reasonably and in good-faith cooperate with Indemnitor in Indemnitor's investigation and review of any such claim, demand, action or incident, and (iii) Indemnitee not entering into any admissions, agreements or settlements which may affect the rights of Indemnitee or Indemnitor without the prior written consent and approval of Indemnitor. Indemnitor reserves the right, in its sole discretion, to assume the defense of Indemnitee in any such claim, action or proceeding.

        7.2 The Indemnitee shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnitee unless (a) employment of such counsel and payment of the fees and expenses thereof by the Indemnitor has been specifically authorized by the Indemnitor, or (b) in the reasonable judgment of such Indemnitee, employment of such counsel is necessary because the claim or defense for which such counsel is employed is inconsistent or in conflict with the claims or defenses of the Indemnitor, or (c) the Indemnitee shall have reasonably concluded that there may be claims or defenses available to it that are different from or in addition to those available to the Indemnitor, in any of which events such fees and expenses shall be borne by the Indemnitor, but in any such event, the Indemnitor shall not have the right to direct the defense of such action on behalf of the Indemnitee. The Indemnitor shall not be liable for any settlement of any such action effected without the Indemnitor's consent by the Indemnitee, but if settled with consent of the Indemnitor or if there shall be a final judgment for the plaintiff in such action against the Indemnitee or the Indemnitor with or without the consent of Indemnitor, the Indemnitor agrees to indemnity and hold harmless the Indemnitee to the extent provided herein.

        7.3 Each party shall procure and maintain for the term of this Agreement professional liability insurance in a minimum amount of $3,000,000 per incident/$3,000,000 annual aggregate. Each party shall also provide the other with certificate or affidavit of said coverage. Each party will notify the other of any cancellation or significant change thirty





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(30) days prior to such cancellation or change.  If such coverage is written on a claims-made form following termination of this Agreement, coverage shall survive for a period of no less than five (5) years. Coverage shall provide for a retroactive date of placement coinciding with the Effective Date of this Agreement. The Cleveland Clinic Foundation shall reimburse Management Company for that portion of the reasonable cost of such insurance attributable to Management Company's Health Care Personnel assigned to or performing services on a full-time basis at the UNIT, provided such costs are set forth in the Annual Operating Plan, approved by The Cleveland Clinic Foundation, pursuant to
Section 3.2 hereof.

        The Cleveland Clinic Foundation, at its expense, will provide professional liability insurance coverage for the Medical Director of the UNIT and for its other employees providing services to the UNIT hereunder.

        7.4 The Cleveland Clinic Foundation, at its expense, shall provide fire and extended coverage insurance with respect to the UNIT and its contents. Management Company shall be named as an additional insured under such policy. The Cleveland Clinic Foundation also shall obtain general liability insurance coverage in a minimum amount of $1,000,000 per incident/$3,000,000 annual aggregate with respect to its ownership of the UNIT. Management Company shall obtain, at its expense, general liability insurance coverage in a minimum amount of $1,000,000 per incident /$3,000,000 annual aggregate with respect to its actions as manager of the UNIT.

        Management Company shall procure and maintain workers' compensation insurance meeting statutory requirements and employer liability insurance coverage in commercially reasonable amounts with respect to the Management Company's employees. The Cleveland Clinic Foundation shall reimburse Management Company for that portion of the reasonable cost of such insurance attributable to Management Company's Health Care Personnel assigned to or performing services on a full-time basis at the UNIT, provided such costs are set forth in the Annual Operating Plan, approved by The Cleveland Clinic Foundation, pursuant to Section 3.2 hereof.

        7.5 Management Company shall be solely responsible for the hiring, compensation, termination and all matters relating to any persons, companies or corporations employed by Management Company, for any reason whatsoever in regard hereto, arising herefrom or otherwise, and shall indemnify and hold The Cleveland Clinic Foundation harmless from any liability arising from the employment by Management Company of any such persons or companies, including any liability arising under the Civil Rights Act of 1964, as amended, the Americans with Disabilities Act of 1990, the Age Discrimination in Employment Act, and any other relevant federal, state, and local laws or regulations.

        7.6 No individual whose compensation for services is paid by Management Company shall be in any way, directly or indirectly, expressly or by implication, deemed an employee of The Cleveland Clinic Foundation or any related entity, nor shall any such individual, be deemed to be employed by The Cleveland Clinic Foundation or any related

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entity for the purpose of any payroll taxes, income tax withholding, or contributions imposed by any federal, state, or local law or regulations, with respect to employment, workers' compensation, or otherwise. Management Company accepts exclusive liability for any and all payroll taxes, income tax withholding or contributions, in any form whatsoever, imposed by federal, state or local law or regulations, not only with respect to itself, but also with respect to any and all of its agents or employees.

                         VIII.  TERM AND TERMINATION

        8.1 Term. The term of this Agreement shall be one (1) year, unless earlier terminated as hereinafter set forth. This Agreement may be terminated at any time without cause by either: i) mutual written consent of the parties; or ii) The Cleveland Clinic Foundation providing sixty (60) days prior written notice to the Management Company.

        8.2     Termination for Cause.

                8.2.1 Bankruptcy Termination. Management Company may terminate this Agreement upon the "bankruptcy" of The Cleveland Clinic Foundation and The Cleveland Clinic Foundation may terminate this Agreement upon the "bankruptcy" of Management Company, in each case upon written notice thereof to the other party. As used in this Section, "bankruptcy" of a party means: the filing of a petition commencing a voluntary case against it under the Bankruptcy Code; a general assignment by it for the benefit of creditors; its insolvency; its inability to pay its debts as they become due; the filing by it of any petition or answer in any proceeding seeking for itself or consenting to, or acquiescing in, any insolvency, receivership, composition, readjustment, liquidation, dissolution, or similar relief under any present or future statute, law, or regulation, or the filing by it of an answer or other pleading admitting or failing to deny or to contest the material allegations of the petition filed against it in any such proceeding; its seeking or consent to, or acquiescence in the appointment of, any trustee, receiver, or liquidator of it or any material part of its property; or the commencement against it of any involuntary case under the Bankruptcy Code, or a proceeding under any receivership, composition, readjustment, liquidation, insolvency, dissolution, or like law or statute, which case or proceeding is not dismissed or vacated within sixty (60) days from commencement.

                8.2.2 Termination for Breach or Default. If either party ("Defaulting Party") fails substantially to perform any of its material obligations under this Agreement, the other party ("Non-Defaulting Party") shall have the right to give the Defaulting Party a "Notice of Default." The Notice of Default shall set forth the nature of the obligation that the Defaulting Party has not performed. If, within ten (10) business days following the giving of the Notice of Default, the Defaulting Party in good faith commences to cure the default, and thereafter diligently and continuously pursues the curing to completion within thirty (30) days of such notice, unless the default is impossible to cure within thirty (30) days, in which event the defaulting party must continuously and diligently pursue a cure to completion within a reasonable time, it shall be deemed that the Notice of Default has not been given and the

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Defaulting Party shall not lose any of its rights under this Agreement by reason thereof, although such Defaulting Party may be required to pay interest relating to such default if so required by the terms of this Agreement. If, within the ten (10) day notice period, the Defaulting Party does not commence in good faith the curing to the default or does not thereafter diligently and continuously prosecute and achieve the curing to completion within the applicable cure period, the Non-Defaulting Party shall have the right to terminate this Agreement upon ten (10) days' written notice to the Defaulting Party.

        8.3     Rights Upon Termination.

                8.3.1 The right to terminate this Agreement shall be in addition to any other remedy available on account of any breach or default.

                8.3.2 Upon termination of this Agreement for any reason, and notwithstanding Section 8.2 hereof, Management Company shall, for a period not to exceed ninety (90) days, assist The Cleveland Clinic Foundation in effecting an orderly transfer of all of its management functions, including, without limitation, billing, collections, and maintenance of data, so as to prevent or minimize disruption of the UNIT's operations. In addition, upon prior consultation with Management Company, The Cleveland Clinic Foundation shall have the right to solicit all non-officer Management Company employees in the event of a termination by Management Company hereunder. Such assistance shall be rendered in a manner consistent with usual and customary practice and The Cleveland Clinic Foundation's needs.

                              IX.  MISCELLANEOUS

        9.1 Assignment. This Agreement shall not be assigned by either party without the prior written consent of the other party.

        9.2 Further Documents. The parties do hereby covenant and agree that they and their successors and assigns will execute any and all instruments, releases, assignments, and consents which may reasonably be required of them in order to carry out the provisions of this Agreement. Notwithstanding expiration or termination of this Agreement, each party hereto shall take such further actions as are necessary to fulfill its existing obligations, including those in Section 3.2, Section 6.1, and Article X.

        9.3 Effect on Successors. Without in any way limiting the provisions of Section 9.1, this Agreement shall be binding upon, enforceable by, and inure to the benefit of the parties and their permitted successors and assigns.

        9.4 Entire Agreement. This Agreement contains the entire agreement between the parties relating to the subject matter of this Agreement. The terms of this Agreement may be modified or amended only by a writing signed by all parties.

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        9.5     Governing Law.  This Agreement shall be governed by and
construed, interpreted, and enforced pursuant to the laws of the State of Ohio.

        9.6 Notices. All notices under this Agreement by any party to the other shall be in writing. All notices, demands, and requests shall be deemed given when mailed, postage prepaid, registered or certified mail, return receipt requested, or sent by prepaid express delivery service:

                (a)     TO:  The Cleveland Clinic Foundation
                             9500 Euclid Avenue; Desk A-101
                             Cleveland, Ohio  44195
                             Attention:  Dr. Vincent Dennis

                             With copies to:
                             General Counsel; Desk H-18

                (b)     TO:  Renal Care Group, Inc.
                             University Division
                             1801 West End Avenue, Suite 1100
                             Nashville, TN  37203
                             Attention:  Virginia Long, Vice President

                             With copies to Stuart Campbell, Esq.
                             Fares, Warfield & Kanaday
                             17th Floor
                             Third National Bank Building
                             201 Fourth Avenue, North
                             Nashville, TN  37219

        9.7 No Waiver. The future of any party to insist at any time upon the strict observance or performance of any of the provisions of this Agreement shall not impair any such right or remedy or be construed to be a waiver or relinquishment. Every right and remedy given by this Agreement to the parties may be exercised from time to time and as often as may be deemed expedient by the parties.

        9.8 Enforceability, Severability. The invalidity or unenforceability of any term or provision of this Agreement shall not, unless otherwise specified, affect the validity or enforceability of any other term or provision, unless the term or provision is material and its invalidity or unenforceability results in a substantial economic detriment to The Cleveland Clinic Foundation or Management Company, in which event the parties hereto shall negotiate in good faith a resolution which to the maximum extent feasible preserves to each party the right and benefits contemplated hereunder.


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        9.9     Confidentiality.  Each party hereto covenants and agrees that it shall not disclose the terms of this Agreement or any agreement supplementing this Agreement to third parties, except as and to the extent disclosure is required by law, or required for the performance of its obligations hereunder or under related agreements, or as necessary or appropriate in dealing with the accountants, attorneys, and other representatives of the respective parties.

        9.10 Medicare Access to Books and Records. In the event, and only in the event, that Section 952 of P.L. 96-499 [(42 U.S.C. Section 1395 x
(v)(1)(1)] is applicable to this Agreement, each party agrees as follows:
                a. Until the expiration of four (4) years after the furnishing of such services pursuant to this Agreement, each party shall make available, upon written request, to the Secretary of the Federal Department of Health and Human Services or, upon request to the Comptroller General of the United States, or any of its duly authorized representatives, this Agreement, and books, documents and records of each party that are necessary to certify the nature and extent of the cost of services provided pursuant to this Agreement; and
                b. If any party carries out any of the duties of this Agreement through a subcontract, with a value or cost of Ten Thousand Dollars ($10,000) or more over a twelve (12) month period, with a related organization, such subcontract shall contain a clause to the effect that until the expiration of four (4) years after the furnishing of such services pursuant to such subcontract, the related organization shall make available, upon written request, to the Secretary of the Federal Department of Health and Human Services or, upon request, to the Comptroller General of the United States, or any of its duly authorized representatives, the subcontract, and books, documents and records of such organization that are necessary to verify the nature and extent of the cost of services provided pursuant to such subcontract;
                c. Each party shall notify the other parties immediately of any request for access to books and records described above. In addition, each party shall indemnify, defend and hold the other party harmless from any liability arising out of any refusal by the refusing party or its subcontractors to grant access to books and records as required above.

        9.11 Resolution of Disputes/Binding Arbitration. In the event that a dispute, the resolution of which is not already provided herein, arises between the Management Company and The Cleveland Clinic Foundation, the parties agree that such dispute shall first be submitted to the Chief Executive Officers of both parties. If such dispute is not resolved to the parties' satisfaction, said dispute shall be submitted to a panel of arbitrators in Cleveland, Ohio, who shall be governed the rules of the American Arbitration Association and whose decision shall be binding and conclusive on the parties. Costs associated with such arbitration shall be borne proportionate to the arbitrators' finding of fault.






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
                          X.  GOVERNMENTAL APPROVALS


        The Management Group and The Cleveland Clinic Foundation acknowledge that they have, in good faith, made reasonable efforts to comply with any applicable restrictions under the laws of the United States of America or the State of Ohio with respect to the practice of medicine and relationships between physicians and management companies. In the event that: (a) any applicable licensing, administrative or governmental agency, authority or office, or any court of competent jurisdiction finds, pursuant to a final nonappealable determination or order, that any aspect of this Agreement or any transaction contemplated by this Agreement does or may violate applicable prohibitions or restrictions with respect to the practice of medicine by unlicensed persons or relationships between management corporations and physicians; or (b) any party to this Agreement has reasonable belief that such findings may be made, then the Management Company and The Cleveland Clinic Foundation shall use their best efforts to reform or reorganize the structure of their relationship described in this Agreement so that such violation or alleged violation no longer exists; provided, however, that notwithstanding such efforts and reformation or reorganization, in the event of (a) above, either party may elect to terminate this Agreement by proving sixty (60) days prior written notice, and upon such termination, neither party shall have any liability to the other party with respect to this Agreement except incurred prior to termination or with respect to such violation or alleged violation to the extent that Hospital and Foundation restructure or reorganize their relationship, they shall do so to preserve to the greatest extent possible the economic relationship between them.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


THE CLEVELAND CLINIC FOUNDATION       RENAL CARE GROUP, INC.



By: /s/ Frank L. Lordeman             By:  /s/
    ----------------------------           --------------------------------
    FRANK L. LORDEMAN
Title:  CHIEF OPERATING OFFICER       Title:  Chief Medical Officer
        ------------------------              Director, University Division
                                              Renal Care Group



                                           --------------------------------

                                                 APPROVED AS TO FORM
                                                   COF - Office of
                                                   General Counsel

                                              By  /s/ Donald W. Rowan
                                                ---------------------------
                                              Date    3/17/96
                                                  -------------------------

                                           --------------------------------

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                                  EXHIBIT A
                            EXCLUSIVE SERVICE AREA

       CUYAHOGA, LAKE, SUMMIT, GEAUGA, LORAIN, HURON AND ERIE COUNTIES
























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